AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 2002
                                                     REGISTRATION NO. 333-______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                -----------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            NICOLET BANKSHARES, INC.
                            ------------------------
                 (Name of Small Business Issuer in its charter)

         WISCONSIN                        6021                   47-0871001
       --------------               ----------------           ---------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                          110 SOUTH WASHINGTON STREET
                           GREEN BAY, WISCONSIN 54301
                                 (920) 430-1400
                                 --------------
                         (Address, and telephone number
                        of principal executive offices)

       ROBERT B. ATWELL                                COPIES TO:
    NICOLET BANKSHARES, INC.                    KATHERINE M. KOOPS, ESQ.
  110 SOUTH WASHINGTON STREET            POWELL GOLDSTEIN FRAZER & MURPHY LLP
  GREEN BAY, WISCONSIN  54301           191 PEACHTREE STREET, N.E., 16TH FLOOR
        (920) 430-1400                          ATLANTA, GEORGIA  30303
        --------------                               (404) 572-6600
      (Name, address, and
      telephone number, of
       agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[X] 333-90052

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE:

-------------------------------------------------------------------------------------------------------------------
  Title of Each Class of                           Proposed Maximum     Proposed Maximum
     Securities to be             Amount to be    Offering Price per   Aggregate Offering   Amount of Registration
        Registered                Registered (1)          Share               Price                   Fee
-------------------------------  ---------------  -------------------  -------------------  -----------------------
Common Stock, $.01 par            100,000 shares  $             12.50  $         1,250,000  $                   115
value
-------------------------------  ---------------  -------------------  -------------------  -----------------------
Rights to purchase                100,000 rights  N/A                  N/A                  N/A
common stock
-------------------------------  ---------------  -------------------  -------------------  -----------------------

================================================================================

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM SB-2, REGISTRATION NO. 333-90052

     Nicolet Bankshares, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form SB-2 in its entirety the Registration Statement on Form SB-2 (Registration No. 333-90052) declared effective on August 2, 2002 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Green Bay, State of Wisconsin, on September 24, 2002.


                                   NICOLET  BANKSHARES,  INC.


                                   By:  /s/ Robert B. Atwell
                                      -----------------------------------------
                                        Robert B. Atwell
                                        President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on September 24, 2002.


   Signature                 Title
   ---------                 -----
                             President, Chief Executive
/s/ Robert B. Atwell         Officer and Chairman of
---------------------        the Board1/
Robert B. Atwell

*                            Executive Vice President,
---------------------        Secretary and Director
Michael E. Daniels

*                            Director
---------------------
Wendell E. Ellsworth

*                            Director
---------------------
Deanna L. Favre

*                            Director
---------------------
Michael F. Felhofer

*                            Director
---------------------
James Halron

*                            Director
---------------------
Philip J. Hendrickson

*                            Director
---------------------
Andrew F. Hetzel, Jr.

*                            Director
---------------------
Terrence J. Lemerond

*                            Director
---------------------
Donald J. Long, Jr.

*                            Director
---------------------
Wade T. Micoley

*                            Director
---------------------
Ronald C. Miller

*                            Director
---------------------
Sandra Renard

*                            Director
---------------------
Robert J. Weyers

*                            Chief Financial Officer2/
---------------------
Jacqui A. Engebos

---------------
1/     Principal executive officer
2/     Principal financial and accounting officer


*  By: /s/  Robert B. Atwell
       -----------------------------
       Robert B. Atwell
       Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit
Number     Description
------     -----------

5.1        Legal Opinion of Powell, Goldstein, Frazer & Murphy LLP

5.2        Legal Opinion of Liebmann, Conway, Olejniczak & Jerry, S.C.

23.1       Consent of Porter Keadle Moore, LLP